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                                                                    EXHIBIT 23.1



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report, dated February 11, 2000, accompanying the financial statements and schedule included in the Annual Report of Ortec International, Inc. (a development stage enterprise) on Form 10-K for the year ended December 31, 1999, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report and to the use of our name as it appears under the caption "Experts".







GRANT THORNTON LLP

New York, New York
July 31, 2000